M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Ilene Jablonski
	Executive Vice President	Senior Director, Marketing
	and Chief Financial Officer	and Public Relations
	(732) 590-1000	(732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

Edison, New Jersey—October 27, 2011—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2011.

Recent highlights include:

-	Reported funds from operations of $0.73 per diluted share;

-	Reported net income of $0.24 per diluted share;

-	Signed a lease to develop a 203,000 square-foot class A office building for Wyndham Worldwide Corporation;

-	Refinanced its unsecured revolving credit facility with a group of 20 lenders; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2011 amounted to $72.9 million, or $0.73 per share.  For the nine months ended September 30, 2011, FFO available to common shareholders equaled $209.4 million, or $2.12 per share.

Net income available to common shareholders for the third quarter 2011 equaled $20.5 million, or $0.24 per share.  For the nine months ended September 30, 2011, net income available to common shareholders amounted to $53.6 million, or $0.62 per share.

Included in net income and FFO for the quarter ended September 30, 2011 was approximately $6 million, or $0.06 per share, in net real estate tax appeal refunds.

Total revenues for the third quarter 2011 were $177.2 million.  For the nine months ended September 30, 2011, total revenues amounted to $544.6 million.

All per share amounts presented above are on a diluted basis.

The Company had 87,141,716 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($2,500 liquidation value per share), and 12,771,105 common operating partnership units outstanding as of September 30, 2011.  The Company had a total of 99,912,821 common shares/common units outstanding at September 30, 2011.

As of September 30, 2011, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.52 percent.

The Company had a debt-to-undepreciated assets ratio of 33.2 percent at September 30, 2011.  The Company had an interest coverage ratio of 3.3 times for the quarter ended September 30, 2011.

“We are pleased to end the quarter with an occupancy rate of 88.2 percent, a slight increase over the previous quarter,” commented Mitchell E. Hersh, president and chief executive officer.  “Despite ongoing uncertainty in the economy and a lack of meaningful job growth, we continue to outperform in our key markets.  With premier assets that are well located, along with our teams of outstanding professionals to service our tenants, we expect to be at the forefront of the eventual market recovery.”

DEVELOPMENT

In August 2011, the Company agreed to develop a 203,000 square-foot class A office building for Wyndham Worldwide Corporation, enabling the hospitality company to consolidate its Parsippany, New Jersey-based workforce within a single campus. The building, which Wyndham Worldwide has pre-leased for 15 years and three months, will be constructed adjacent to the Mack-Cali owned Wyndham Worldwide corporate headquarters at 22 Sylvan Way in the Mack-Cali Business Campus. Upon completion, the two buildings will provide a single, cohesive location for the thousands of associates based in Parsippany and bring the total square feet leased in the Campus to 453,000.

FINANCING ACTIVITY

On October 21, 2011, the Company's operating partnership, Mack-Cali Realty, L.P., refinanced its unsecured revolving credit facility with a group of 20 lenders. The $600 million unsecured facility, which is expandable to $1 billion, carries an interest rate equal to LIBOR plus 125 basis points. The credit facility, which also carries a facility fee of 25 basis points, has a four-year term with a one-year extension option. The interest rate and facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership's unsecured debt ratings.

On September 27, 2011, the Company provided notice to holders of its Series C preferred stock, calling all such shares for redemption on October 28, 2011 at a price of $2,500 per share, plus accrued and unpaid dividends through the date prior to the redemption date.  The redemption value of the preferred stock of $25,000,000 is included in accounts payable, accrued expenses and other liabilities as of September 30, 2011, and the write off of preferred stock issuance costs of $164,000 is included in preferred stock dividends for the three and nine months ended September 30, 2011.

DIVIDENDS

In September, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the third quarter 2011, which was paid on October 11, 2011 to shareholders of record as of October 5, 2011.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2011 through October 14, 2011.  The dividend was paid on October 17, 2011 to shareholders of record as of October 5, 2011.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.2 percent leased at September 30, 2011, as compared to 88.1 percent leased at June 30, 2011.

For the quarter ended September 30, 2011, the Company executed 136 leases at its consolidated in-service portfolio totaling 1,245,345 square feet, consisting of 980,764 square feet of office space and 264,581 square feet of office/flex space.  Of these totals, 279,303 square feet were for new leases and 966,042 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
In conjunction with its 203,000 square-foot, build-to-suit lease at Mack-Cali Business Campus in Parsippany, Wyndham Worldwide Operations Inc. signed a renewal of 249,409 square feet for its headquarters building at 22 Sylvan Way.  Wyndham leases 100 percent of the building.

-
HQ Global Workplaces LLC, a provider of workplace solutions, signed new leases for 20,635 square feet at 101 Hudson Street in Jersey City and 15,523 square feet at 50 Tice Boulevard in Woodcliff Lake.  101 Hudson Street is a 1,246,283 square-foot office building that is 86.6 percent leased, and 50 Tice Boulevard is a 235,000 square-foot office building that is 89.1 percent leased.

-
Also at 101 Hudson Street, Optimer Pharmaceuticals Inc., a biopharmaceutical company, signed transactions totaling 24,337 square feet, including a renewal of 14,196 square feet and an expansion of 10,141 square feet.

-
Capsugel Inc., a manufacturer of drug delivery systems, signed a new lease for 27,496 square feet at 412 Mt. Kemble Avenue in Morris Township.  The 475,100 square-foot office building is 64.9 percent leased.

-
Untracht Early Management Inc., an accounting firm, signed transactions totaling 23,989 square feet, including a renewal of 20,480 square feet and an expansion of 3,509 square feet at 325 Columbia Turnpike in Florham Park.  The 168,144 square-foot office building is 94.9 percent leased.

CENTRAL NEW JERSEY:

-
Intersil Corporation, designer and manufacturer of high performance semiconductors, signed a new lease for 21,479 square feet at One Grande Commons located at 440 Route 22 East in Bridgewater.  The 198,376 square-foot office building is 93.4 percent leased.

-
NB Ventures Inc., provider of procurement services, signed transactions totaling 17,776 square feet at 100 Walnut Avenue in Clark, including the renewal of 12,167 square feet and expansion of 5,609 square feet.  The 182,555 square-foot office building is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Xand Corporation, a provider of data center infrastructure and business continuity solutions, renewed a total of 89,710 square feet at Mid-Westchester Executive Park in Hawthorne, including 46,078 square feet at 11 Skyline Drive and 43,632 square feet at 17 Skyline Drive.  Xand leases the entirety of the office/flex building at 11 Skyline Drive.  17 Skyline Drive is an 85,000 square-foot office building that is 100 percent leased.

-
Nextel of New York Inc, a provider of wireless and wireline communications services, renewed 30,292 square feet at 565 Taxter Road in Elmsford.  The 170,554 square-foot office building, located in Taxter Corporate Park, is 82.7 percent leased.

-
Montefiore Medical Center, signed transactions totaling 28,375 square feet in South Westchester Executive Park in Yonkers, consisting of new leases for 8,500 square feet at 3 Executive Boulevard, 7,710 square feet at 200 Corporate Boulevard South and 2,555 square feet at 6 Executive Plaza, as well as a renewal of 9,610 square feet at 100 Corporate Boulevard.  3 Executive Boulevard is a 58,000 square-foot office building that is 100 percent leased.  6 Executive Plaza is an 80,000 square-foot office/flex building that is 100 percent leased.  200 Corporate Boulevard South is an 84,000 square-foot office/flex building that is 100 percent leased and 100 Corporate Boulevard is a 78,000 square-foot office/flex building that is 98.3 percent leased.

-
Schott Corporation, a specialty glass manufacturer, renewed 16,915 square feet at 555 Taxter Road in Elmsford.  The 170,554 square-foot office building, located in Taxter Corporate Park, is 80.3 percent leased.

SUBURBAN PHILADELPHIA:

-
Prism Color Corporation, a printing services company, renewed 37,320 square feet at 31 Twosome Drive in Moorestown, New Jersey.  The 84,200 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

-	GGB LLC, manufacturer of bearings, renewed its lease for the entire 21,600 square foot office/flex building located at 1451 Metropolitan Drive in West Deptford, New Jersey.

CONNECTICUT:

-
World Wrestling Entertainment, Inc. signed a new lease for 20,700 square feet at Soundview Plaza located at 1266 East Main Street in Stamford.  The 179,260 square-foot office building is 87.7 percent leased.

WASHINGTON, DC:

-
Joseph, Greenwald & Laake, P.A., a law firm, renewed 19,852 square feet at 6404 Ivy Lane located in Capital Office Park in Greenbelt, Maryland.  The 165,234 square-foot office building is 65.8 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2011 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.11.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2011 and 2012, as follows:

	Full Year	Full Year
	2011 Range	2012 Range
Net income available to common shareholders	$0.77 - $0.81	$0.50 - $0.70
Add: Real estate-related depreciation and amortization	2.00	2.00
Funds from operations available to common shareholders	$2.77 - $2.81	$2.50 - $2.70

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, October 27, 2011 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.media-server.com/m/p/784js4u4

The live conference call is also accessible by calling (719) 457-2677 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on October 27, 2011 through November 3, 2011.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4595870.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2011 Form 10-Q:
http://www.mack-cali.com/file-uploads/3rd.quarter.10q.11.pdf

Third Quarter 2011 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/3rd.quarter.sp.11.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 278 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.4 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
Revenues	2011	2010	2011	2010
Base rents	$149,700	$150,064	$448,775	$452,449
Escalations and recoveries from tenants	21,601	26,420	73,211	78,376
Construction services	2,359	16,475	8,984	49,694
Real estate services	1,354	2,014	3,737	5,660
Other income	2,141	2,983	9,885	9,145
Total revenues	177,155	197,956	544,592	595,324

Expenses
Real estate taxes	14,503	24,913	63,934	72,986
Utilities	20,144	20,831	57,136	57,066
Operating services	28,014	27,345	87,478	84,099
Direct construction costs	2,290	15,884	8,656	47,588
General and administrative	8,683	8,992	26,538	26,064
Depreciation and amortization	48,498	47,978	144,914	143,942
Total expenses	122,132	145,943	388,656	431,745
Operating income	55,023	52,013	155,936	163,579

Other (Expense) Income
Interest expense	(31,489)	(36,941)	(94,191)	(113,347)
Interest and other investment income	10	34	30	73
Equity in earnings (loss) of unconsolidated joint ventures	539	475	1,174	213
Total other (expense) income	(30,940)	(36,432)	(92,987)	(113,061)
Income from continuing operations	24,083	15,581	62,949	50,518
Discontinued Operations:
Income (loss) from discontinued operations	--	--	--	242
Realized gains (losses) and unrealized losses on disposition of rental property, net	--	--	--	4,447
Total discontinued operations, net	--	--	--	4,689
Net income	24,083	15,581	62,949	55,207
Noncontrolling interest in consolidated joint ventures	96	108	308	281
Noncontrolling interest in Operating Partnership	(3,015)	(2,150)	(8,031)	(7,047)
Noncontrolling interest in discontinued operations	--	--	--	(668)
Preferred stock dividends	(664)	(500)	(1,664)	(1,500)
Net income available to common shareholders	$20,500	$13,039	$ 53,562	$46,273

PER SHARE DATA:

Basic earnings per common share	$ 0.24	$ 0.16	$ 0.63	$ 0.58

Diluted earnings per common share	$ 0.24	$ 0.16	$ 0.62	$ 0.58

Basic weighted average shares outstanding	87,019	79,304	85,649	79,161

Diluted weighted average shares outstanding	99,917	92,464	98,631	92,467

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income available to common shareholders	$20,500	$13,039	$53,562	$46,273
Add: Noncontrolling interest in Operating Partnership	3,015	2,150	8,031	7,047
Noncontrolling interest in discontinued operations	--	--	--	668
Real estate-related depreciation and amortization on continuing operations (1)	49,434	49,062	147,787	147,124
Real estate-related depreciation and amortization on discontinued operations	--	--	--	409
Deduct: Discontinued operations – Realized (gains) losses and unrealized losses on disposition of rental property	--	--	--	(4,447)
Funds from operations available to common shareholders (2)	$72,949	$64,251	$209,380	$197,074

Diluted weighted average shares/units outstanding (3)	99,917	92,464	98,631	92,467

Funds from operations per share/unit – diluted	$ 0.73	$ 0.69	$ 2.12	$ 2.12

Dividends declared per common share	$ 0.45	$ 0.45	$ 1.35	$ 1.35

Dividend payout ratio:
Funds from operations-diluted	61.64%	64.76%	63.59%	63.34%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$6,847	$3,855	$15,105	$ 7,968
Tenant improvements and leasing commissions (4)	$12,225	$9,770	$31,667	$28,322
Straight-line rent adjustments (5)	$2,086	$2,069	$ 6,880	$ 5,385
Amortization of (above)/below market lease intangibles, net (6)	$ 393	$ 293	$ 950	$ 1,277

(1)
Includes the Company’s share from unconsolidated joint ventures of $1,047 and $1,214 for the quarter ended September 30, 2011 and 2010, respectively, and $3,215 and $3,562 for the nine months ended September 30, 2011 and 2010, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,799 and 13,073 shares for the quarter ended September 30, 2011 and 2010, respectively, and 12,863 and 13,197 shares for the nine months ended September 30, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that haven’t been owned for at least a year or were vacant for more than a year.
(5)
Includes the Company’s share from unconsolidated joint ventures of $45 and $56 for the quarter ended September 30, 2011 and 2010, respectively, and $154 and $93 for the nine months ended September 30, 2011 and 2010, respectively.

(6)
Includes the Company’s share from unconsolidated joint ventures of $0 and $9 for the quarter ended September 30, 2011 and 2010, respectively, and $0 and $26 for the nine months ended September 30, 2011 and 2010, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income available to common shareholders	$0.24	$ 0.16	$0.62	$0.58
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.49	0.53	1.50	1.59
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property	--	--	--	(0.05)
Funds from operations available to common shareholders (2)	$0.73	$ 0.69	$2.12	$2.12

Diluted weighted average shares/units outstanding (3)	99,917	92,464	98,631	92,467

(1)
Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarter ended September 30, 2011 and 2010, respectively, and $0.03 and $0.04 for the nine months ended September 30, 2011 and 2010, respectively.

(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,799 and 13,073 shares for the quarter ended September 30, 2011 and 2010, respectively, and 12,863 and 13,197 shares for the nine months ended September 30, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2011	2010
Assets
Rental property
Land and leasehold interests	$772,980	$771,960
Buildings and improvements	3,988,926	3,970,177
Tenant improvements	487,086	470,098
Furniture, fixtures and equipment	4,289	4,485
	5,253,281	5,216,720
Less-accumulated deprec. & amort.	(1,369,218)	(1,278,985)
Net investment in rental property	3,884,063	3,937,735
Cash and cash equivalents	15,854	21,851
Investments in unconsolidated joint ventures	31,991	34,220
Unbilled rents receivable, net	131,867	126,917
Deferred charges and other assets, net	217,850	212,038
Restricted cash	19,631	17,310
Accounts receivable, net	8,616	12,395

Total assets	$4,309,872	$4,362,466

Liabilities and Equity
Senior unsecured notes	$1,119,063	$1,118,451
Revolving credit facility	27,000	228,000
Mortgages, loans payable and other obligations	740,437	743,043
Dividends and distributions payable	45,461	42,176
Accounts payable, accrued expenses and other liabilities	130,391	101,944
Rents received in advance and security deposits	52,224	57,877
Accrued interest payable	16,875	27,038
Total liabilities	2,131,451	2,318,529
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	--	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
87,141,716 and 79,605,474 shares outstanding	871	796
Additional paid-in capital	2,521,437	2,292,641
Dividends in excess of net earnings	(624,110)	(560,165)
Total Mack-Cali Realty Corporation stockholders’ equity	1,898,198	1,758,272

Noncontrolling interests in subsidiaries:
Operating Partnership	278,192	283,219
Consolidated joint ventures	2,031	2,446
Total noncontrolling interests in subsidiaries	280,223	285,665

Total equity	2,178,421	2,043,937

Total liabilities and equity	$4,309,872	$4,362,466